UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

THE BUCKLE, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies
2.	Aggregate number of securities to which transaction applies
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
4.	Proposed maximum aggregate value of transaction
5.	Total fee paid
☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

THE BUCKLE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2013

To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Holiday Inn, Kearney, Nebraska, on Friday, May 31, 2013 at 10:00 A.M., for the following purposes:

1.
To elect a Board of Directors.  The Board of Directors intends to nominate the following nine persons, each of whom currently serves as a Board member:  Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, James E. Shada, Robert E. Campbell, Bill L. Fairfield, Bruce L. Hoberman, John P. Peetz, III, and Michael E. Huss.

2.	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending February 1, 2014.
3.	To approve the Company’s 2013 Management Incentive Plan.
4.	To approve the Company’s Amended and Restated 2005 Restricted Stock Plan.
5.	To approve Performance-Based Awards granted pursuant to the Company’s 2005 Restricted Stock Plan.
6.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 22, 2013 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being provided with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,

Kyle L. Hanson, Secretary

April 19, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 31, 2013:  The Proxy Statement and the Annual Report to Stockholders are available at www.proxyvote.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN, AND RETURN THE
ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

THE BUCKLE, INC.
2407 West 24th Street
Kearney, NE  68845

     PROXY STATEMENT FOR THE ANNUAL MEETING OF
       STOCKHOLDERS TO BE HELD MAY 31, 2013

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. ("the Company") for use at the Annual Meeting of Stockholders of the Company to be held May 31, 2013, or at any adjournments of said meeting (the "Meeting").  The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised.  When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions given; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock.  In addition to the use of mail, proxies may be solicited by personal interview, by internet, or by telephone.  Copies of the proxy statement and proxy form will be first provided to stockholders on April 19, 2013.

VOTING INFORMATION

As of March 22, 2013, the Company had outstanding 48,323,299 shares of Common Stock.  Each share of Common Stock is entitled to one vote.  Only stockholders of record on March 22, 2013 will be entitled to vote at the Annual Meeting of Stockholders.  A holder of Common Stock is entitled to cumulate his or her votes in the election of Directors and may give one or more candidates as many votes as the number of Directors to be elected multiplied by the total number of shares owned by such stockholder.  Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights.  On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present.  The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Stockholders

As of March 22, 2013, the Common Stock was held of record by 430 stockholders.  The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each Director, nominee for Director, and all executive officers and Directors as a group, as of March 22, 2013:

	Shares of Common Stock
Name of Beneficial Owner	Current Ownership		Right to Acquire (2)	Total Beneficial Ownership	Percent
5% Stockholders
Royce & Associates, LLC (3)	7,222,213		0	7,222,213	15.03%
Wellington Management Company, LLP (4)	2,367,531		0	2,367,531	4.93%

Directors, Nominees, and Named Executive Officers
Daniel J. Hirschfeld	16,200,000		0	16,200,000	33.52%
Dennis H. Nelson	2,942,759	(1)	0	2,942,759	6.09%
Karen B. Rhoads	275,376	(1)	0	275,376	*
Robert E. Campbell	32,727		0	32,727	*
Bill L. Fairfield	45,558		0	45,558	*
Bruce L. Hoberman	25,780		0	25,780	*
Michael E. Huss	9,750		0	9,750	*
John P. Peetz, III	12,873		5,080	17,953	*
James E. Shada	103,679		0	103,679	*
All executive officers and Directors as a group (15)	20,231,471	(1)	5,080	20,236,551	41.85%
*  Less than 1%

(1)
These amounts include shares owned within participants’ 401(k) accounts for which the voting power is held by MassMutual.  Share amounts include Dennis H. Nelson with 5,454, Karen B. Rhoads with 2,629, and all executive officers as a group with 20,138.

(2)	These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.
(3)	Shares owned by Royce & Associates, LLC are those reported in its most recent Form 13G/A, as filed with the SEC on January 4, 2013.
(4)	Shares owned by Wellington Management Company, LLP are those reported in its most recent Form 13G/A, as filed with the SEC on February 14, 2013.

Proposal 1

ELECTION OF DIRECTORS

Directors will be elected at the May 31, 2013 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified.  In accordance with the By-laws of the Company, the size of the Board of Directors has been fixed at nine, and nine Directors are to be elected at the Annual Meeting.

The Board of Directors recommends the election of the nine nominees listed below.  In the absence of instructions to the contrary, shares represented by the proxy will be voted for the election of all such nominees to the Board of Directors.  The Board of Directors has no reason to believe that any of these nominees will be unable to serve.  However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee.  Set forth below is certain information concerning the nominees, which is based on data furnished by them.

Daniel J. Hirschfeld, age 71.  Mr. Hirschfeld is Chairman of the Board of the Company.  He has served as Chairman of the Board since April 19, 1991.  Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer.  Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems. The Board believes that Mr. Hirschfeld’s knowledge of Company operations based upon his longstanding experience with the Company as its founder allows him to provide strategic guidance and unique insights into the Company’s challenges and opportunities.

Dennis H. Nelson, age 63.   Mr. Nelson is President and Chief Executive Officer and a Director of the Company.  He has served as President and a Director since April 19, 1991.  Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997.  Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney).  While attending college, he became involved in merchandising and sales supervision for the Company.  Upon graduation from college in 1973, Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date.  Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions. The Board believes that Mr. Nelson’s experience with the Company for over forty years and his day-to-day leadership of the Company, as Chief Executive Officer, allows him to provide valuable guidance from his intimate knowledge of the Company’s operations and the markets in which the Company operates.

Karen B. Rhoads, age 54.  Ms. Rhoads is Vice President of Finance, Chief Financial Officer, and a Director of the Company.  Ms. Rhoads was elected a Director on April 19, 1991.  She worked in the corporate office during college and later worked part-time on the sales floor.  Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client.  She has been employed with the Company since November 1987. The Board believes that Ms. Rhoads’ experience in public accounting, coupled with her longstanding experience with the Company, allows her to provide the Company with detailed analysis of the Company’s financial operations.

James E. Shada, age 57.  Mr. Shada has been a Director of the Company since March 11, 2002. Mr. Shada previously served as Vice President of Sales and Executive Vice President of Sales since April 19, 1991.  Effective March 27, 2009, Mr. Shada retired from the Company, after stepping down from his executive position on June 30, 2008.  Mr. Shada began his career with the Company in November 1978 as a part-time salesman while attending Kearney State College (now the University of Nebraska - Kearney).  He later served as store manager for the Company before returning to the corporate office in 1985 as the Company's sales manager.  He was also involved in site selection and development and education of personnel as store managers and as area and district managers.  The Board believes that Mr. Shada’s prior experience with the Company, as Executive Vice President of Sales, allows him to provide special insights on the Company’s sales operations.

Robert E. Campbell, age 70.   Mr. Campbell has been a Director of the Company since July 1, 1991.  Since 1985, Mr. Campbell has served as Chairman and Chief Executive Officer, and currently serves as President and Operating Manager, of Miller & Paine LLC, a company which owns and manages office and retail properties in Lincoln, Nebraska.  Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc.  Following 14 years of service, Mr. Campbell retired on December 31, 2011 from his position as Director of Development for the Madonna Foundation, which supports the Madonna Rehabilitation Hospital in Lincoln, Nebraska. The Board believes that Mr. Campbell’s experience with retail department stores allows him to provide a valuable perspective on various aspects of retail store operations.

Bill L. Fairfield, age 66.  Mr. Fairfield has served as a Director of the Company since May 30, 1996.  Mr. Fairfield currently serves on the Board of Directors of The Dolan Company (NYSE: DM), a leading provider of business information and professional services to legal, financial, and real estate sectors in the United States.  Mr. Fairfield was the Chief Executive Officer of infoGROUP Inc. from August 2008 to July 2010, a Director of infoGROUP Inc. from November 2005 to July 2010, and the Chairman of the Board from July 2008 to August 2008.  In 2003 and 2004, Mr. Fairfield was Executive Vice President of Sitel Corporation, and from 1991 until October 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., a technology management services company.  Prior to 1991, Mr. Fairfield was Chief Executive Officer of Valcom, the predecessor company to Inacom Corp. The Board believes that Mr. Fairfield’s business experience related to technology and his former role as Chief Executive Officer of infoGROUP allows him to provide insight in technology, auditing, and financial matters.

Bruce L. Hoberman, age 66.   Mr. Hoberman has served as a Director of the Company since June 2, 2000.  He is currently Chairman of the Board of Proxibid, Inc., an internet auction service provider. He previously served as President and Chief Executive Officer of Proxibid starting in 2003, stepping down from his President role in 2010 and later retiring from his CEO position in September of 2012.  He also previously served as a member of the MSI, Inc. Board of Directors.  Mr. Hoberman was Founder and President of Homer’s, Inc., a music retail chain and distribution company based in Omaha, Nebraska, from 1971 to 1993. The Board believes that Mr. Hoberman’s experience with a music retail chain and his experience and involvement with Proxibid, Inc. allows him to provide insight in retail, technology, and financial matters.

John P. Peetz, III, age 63.  Mr. Peetz has served as a Director of the Company since June 2, 2006.  Mr. Peetz is currently Executive Vice President for Crete Carrier Corporation, one of the largest privately held trucking companies in the United States, located in Lincoln, Nebraska.  He has held this position since 1991 and held other positions with that organization prior to that date.  He is also President of Shaffer Trucking, the refrigerated carrier division of Crete Carrier. Prior to joining the Crete organization, Mr. Peetz practiced law in Sidney, Nebraska with the firm of Peetz, Peetz & Sonntag. The Board believes that Mr. Peetz’s experience as Executive Vice President of Crete Carrier Corporation, and as President of its Shaffer Trucking division, allows him to provide insight with respect to distribution and financial matters.

Michael E. Huss, age 58.   Mr. Huss has served as a Director of the Company since May 29, 2009.  Mr. Huss is General Counsel for Mutual of Omaha Bank and Deputy General Counsel, Chief Securities Compliance Officer, and Corporate Secretary for the Mutual of Omaha Companies.  Mr. Huss has been with Mutual of Omaha since 1993, holding various positions prior to those he currently serves. Prior to joining the Mutual of Omaha Companies, Mr. Huss practiced law as a partner at the Kutak Rock law firm in Omaha, Nebraska and was a certified public accountant in San Diego, California. The Board believes that Mr. Huss’ experience as General Counsel for Mutual of Omaha Bank, Deputy General Counsel, Chief Securities Compliance Officer, and Corporate Secretary for Mutual of Omaha Companies, coupled with his prior experience as a certified public accountant, allows him to provide insight in accounting, audit, compliance, and financial matters. From his years of experience in accounting and law, he has knowledge and understanding of generally accepted accounting principles and auditing standards, and how they should be applied to financial reporting systems. Mr. Huss serves on the Company’s Audit Committee and meets the SEC definition of an audit committee financial expert.

Directors will be elected under this proposal when they receive a plurality of affirmative votes cast by holders of the outstanding shares of Common Stock voting together as a single class at the meeting.  This means the nine nominees receiving the highest number of votes at the meeting, after taking into account any cumulative voting, will be elected. Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

CORPORATE GOVERNANCE

The Board has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders.  The Company’s corporate governance practices are documented in the Corporate Governance Guidelines and in the charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee of the Board.  The Company’s Corporate Governance Guidelines and committee charters are periodically reviewed and updated as necessary to reflect changes in regulatory requirements and changes in oversight practices.

Chairman and Chief Executive Officer

The Company does not have a formal policy regarding the separation of its Chairman and Chief Executive Officer positions.  The role of Chairman and that of Chief Executive Officer currently are held separately. Daniel J. Hirschfeld serves as Chairman of the Board of Directors while Dennis H. Nelson serves as President and Chief Executive Officer.  The Board of Directors believes that the Company’s current leadership structure is appropriate and achieves important objectives for the Company.  Mr. Nelson is positioned to fully focus his energies on implementing the Company’s business strategy and administering its day-to-day affairs. Mr. Hirschfeld is positioned to draw on his relationships with existing Board members and his experience as a past President and Chief Executive Officer of the Company to effectively discharge the duties of Chairman, while also serving as a resource to Mr. Nelson.  Further, Mr. Hirschfeld remains the Company’s largest stockholder and, as Chairman, is in a position to promote the interests of all stockholders.

Risk Oversight

The Company’s Board of Directors oversees risk management with a focus on the Company’s primary areas of risk: risk related to the Company’s business strategy, financial risk, legal/compliance risk, and operational risk. The President and Chief Executive Officer and each of the Company’s other executive officers are responsible for managing risk in their respective areas of authority and expertise, identifying key risks to the Board of Directors, and explaining to the Board how those risks are being addressed.

The Board of Directors receives reports from Company executives with respect to their areas of managerial responsibility. These reports include information concerning risks and risk mitigation strategies.  For example, the Board of Directors receives quarterly reports from certain members of management regarding areas of operational risk.  In addition, the Board evaluates risk related to business strategies and transactions. For example, the Board monitors significant capital expenditures through its review of the annual budget and quarterly capital expenditure reports from management.

The standing committees of the Board also have responsibility for risk oversight. The Audit Committee focuses on financial risk, including fraud risk and risks relating to internal controls over financial reporting.  It receives an annual risk assessment report from the Company’s internal auditors, as well as financial risk assessment information in connection with particular events or transactions. In addition, the Audit Committee regularly receives reports regarding information reported through the Company’s “whistleblower hotline.”  The Corporate Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory compliance and receives regular reports from the Company’s General Counsel. As discussed below, the Compensation Committee addresses risks relating to the Company’s executive compensation strategies. The full Board of Directors receives regular reports from the chairs of the committees and receives reports and other meeting materials provided to each of the committees.

Compensation Risk Assessment

In setting executive compensation, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of Company goals that may be inherent in the compensation program.  Although a significant portion of compensation for the Company’s executives is performance-based and “at-risk,” the Compensation Committee believes the Company’s executive compensation plans are appropriately structured and do not pose a material risk to the Company.  Specifically, performance-based compensation for management is tied to growth in Same Store Sales, Gross Margin, and Pre-Bonus Net Income.  The Compensation Committee has determined that growth in Same Store Sales, Gross Margin, and Pre-Bonus Net Income will likely translate to an increase in the share price of the Company’s common stock, thereby aligning management’s focus with that of the Company’s stockholders without creating incentives that are reasonably likely to have a material adverse effect on the Company.  Incentive compensation for non-management employees, such as store managers and regional managers, is similarly tied to measures that align the employees’ focus with that of the Company’s stockholders.

Board Committee Charters

The Board has four standing committees, the Executive Committee, the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.  Except for the Executive Committee, whose members are all executive officers of the Company, all committee members meet the independence requirements of the United States Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).  The charters of the three committees listed in the table herein are available on the Company’s website at www.buckle.com and upon written request to: Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, Nebraska 68848.  Current committee members are as listed:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Robert E. Campbell	X	X	X
Bill L. Fairfield	Chairman	X	X
Bruce L. Hoberman	X	X	Chairman
Michael E. Huss	X	X	X
John P. Peetz, III	X	Chairman	X
James E. Shada	X	X	X

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. These Guidelines are available free of charge on the Company's website at www.buckle.com or upon written request to: Corporate Secretary, The Buckle, Inc., P.O.  Box 1480, Kearney, NE 68848.

Code of Ethics

The Company has a Code of Ethics that applies to all employees, including the Chief Executive Officer and the Chief Financial Officer, as well as all members of the Board of Directors.  The Code of Ethics is available free of charge on the Company's website at www.buckle.com or upon written request to: Corporate Secretary, The Buckle, Inc., P.O.  Box 1480, Kearney, NE 68848.

The Company intends to satisfy its disclosure obligations under applicable rules of the SEC regarding an amendment to or waiver from a provision of the Company's Code of Ethics that applies to the Company's Chief Executive Officer or its Chief Financial Officer by posting such information on its internet website.

Independence

The Company’s Corporate Governance Guidelines require that a majority of the Board consist of Directors who qualify as independent under NYSE Listing Standards.  The Board has determined that all non-employee Directors of the Company, comprising six of the nine members of the Board of Directors during fiscal 2012, are independent under NYSE Standards.  In addition, all committee members, other than the Executive Committee members, meet the applicable independence requirements of the NYSE Listing Standards.  The names of the independent directors are:  Robert E. Campbell, Bill L. Fairfield, Bruce L. Hoberman, Michael E. Huss, John P. Peetz, III, and James E. Shada.

Executive Sessions of Non-Management Directors

The Company's independent Directors meet separately in executive session without employee Directors or representatives of management at each regularly scheduled quarterly meeting of the Board.  The Chair of these executive sessions is rotated among the non-employee Directors alphabetically.

Stockholder Communication with the Board of Directors

Stockholders or other interested parties may contact an individual Director, the Board as a group, or the non-employee Directors as a group, by writing to: Board of Directors or Directors, c/o Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE 68848.  The communication should specify the applicable addressee(s) to be contacted as well as the address and telephone number of the person submitting the communication.  The Board has instructed the Corporate Secretary to review all communications to the Board and to only distribute if appropriate to the duties and responsibilities of the Board.  The Board has instructed the Corporate Secretary to not forward communications that she determines to be primarily commercial in nature, that relate to an improper or irrelevant topic, or that request general information about the Company.  Communications regarding accounting, internal accounting controls, or auditing matters may also be reported to the Company's Board of Directors using the above address or through The Buckle Ethics Hotline.  Information about how to contact The Buckle Ethics Hotline is available on the Company's website at www.buckle.com and in the Company's Code of Ethics.

Company Website

Information on the Company's website is not incorporated by reference into this proxy statement.

Meetings and Committees of the Board

During fiscal 2012, six meetings of the Board of Directors, eight meetings of the Executive Committee, five meetings of the Compensation Committee, two meetings of the Corporate Governance and Nominating Committee, and eight meetings of the Audit Committee were held.  No Director was absent from more than twenty-five percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he or she served.  The Company has the following standing committees:

Executive Committee.  The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors.  The Executive Committee establishes compensation for all non-officer employees of the Company.  The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board.  Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen B. Rhoads.

Audit Committee.  The Audit Committee meets with the Company's Chief Financial Officer and independent accountants to review the scope of auditing procedures and the policies relating to internal controls and to review the Company's public financial statements.  The Board of Directors has determined that the Company has at least one audit committee member that meets the requirements of a financial expert.  For fiscal 2012, Michael E. Huss, who served on the audit committee and fulfilled the audit committee financial expert role, was independent with respect to the Company and its management.

Compensation Committee.  The Compensation Committee is responsible for establishing the Company’s philosophy, policies, and strategies relating to executive compensation and for evaluating the performance of the Company’s Chief Executive Officer.  The Compensation Committee also administers the Company’s 1997 Executive Stock Option Plan, the 1999 Employee Stock Option Plan, the 2005 Restricted Stock Plan, and the Company’s incentive plans for management, including the 2013 Management Incentive Plan.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is responsible for researching and recruiting qualified new members for the Company’s Board of Directors.  In considering whether to recommend any candidate for inclusion in the slate of recommended Director nominees, the Corporate Governance and Nominating Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s independence, integrity, experience, sound judgment in areas relevant to the Company's business, and willingness to commit sufficient time to the Board of Directors, all in the context of an assessment of the perceived needs of the Board of Directors at that point in time. The Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant breadth of experience, knowledge, and abilities that will allow the Board of Directors to fulfill its responsibilities. The Committee is also responsible for reviewing the Company’s Corporate Governance Guidelines and recommending to the Board any modifications the Committee deems appropriate.  The Committee is charged with overseeing the evaluation and reporting to the Board on the performance and effectiveness of the Board and its committees.  The Corporate Governance and Nominating Committee will consider nominees for Directors recommended by stockholders of the Company and will evaluate such nominees using the same criteria used to evaluate Director candidates otherwise identified by the Committee.  Stockholders wishing to make such recommendations should write to: Corporate Governance and Nominating Committee, c/o Corporate Secretary, The Buckle, Inc., P. O. Box 1480, Kearney, NE 68848.  Persons making submissions should include the full name and address of the recommended nominee, a description of the proposed nominee’s qualifications, and other relevant biographical information.

Attendance at Annual Meeting

The Company requires all Directors to use all reasonable efforts to attend the Annual Meeting of Stockholders.  The Board of Directors holds one of its regularly scheduled quarterly meetings immediately following adjournment of the Annual Stockholder Meeting.  Each Director of the Company attended the Annual Meeting held in June 2012.

Chief Executive Officer Certification

The Listing Standards of the NYSE require that the Company’s Chief Executive Officer certify to the NYSE each year that he or she is not aware of any violation by the Company of the NYSE Corporate Governance Listing Standards, qualifying the certification to the extent necessary.  The Company’s Chief Executive Officer, Dennis H. Nelson, filed such a certification with the NYSE for fiscal 2012.

Director Compensation

For their services as Directors in fiscal 2012, the members of the Board of Directors who are not employees of the Company were paid $12,000 annually, $3,000 for each quarterly Board meeting they attended, $500 for each telephonic meeting less than 30 minutes, and $1,000 for each telephonic meeting lasting 30 minutes or longer, held for the Board or any committee thereof.  The Chairman of each committee of the Board received additional cash payment for service as Chairman as follows: the Audit Committee Chairman received $2,500 per quarter, the Compensation Committee Chairman received $1,500 per quarter, and the Chairman of the Corporate Governance and Nominating Committee received $500 per quarter.

On March 25, 2013, the Board of Directors approved an increase in compensation payable to the Chairman of each committee of the Board. Pursuant to this increase, payment for service as Chairman of each committee shall be as follows in fiscal 2013: the Audit Committee Chairman will receive $3,000 per quarter, the Compensation Committee Chairman will receive $2,000 per quarter, and the Chairman of the Corporate Governance and Nominating Committee will receive $1,000 per quarter. Other Director compensation will remain unchanged in fiscal 2013.

Effective February 1, 2009, the Company replaced the Director Stock Option Plan with the 2008 Director Restricted Stock Plan, which was approved by stockholders on May 28, 2008.  Under the 2008 Director Restricted Stock Plan, 2,250 shares of non-vested stock are granted annually to each non-employee Director (a Director of the Company who is not an officer or employee of the Company) on the first day of each fiscal year, with the first grants being made on February 1, 2009. The Plan also provides that each non-employee Director be granted 750 shares of non-vested stock on the date such Director is first elected to the Board of Directors of the Company.  The shares granted are vested 25 percent immediately, with an additional 25 percent vesting on each of the first three successive anniversaries of the date of the issuance.  There are no family relationships among any of the Directors or Officers of the Company, except that Thomas B. Heacock, elected as Treasurer on March 21, 2011, is the son-in-law of Dennis H. Nelson, President, Chief Executive Officer, and Director.

The following table summarizes the compensation paid to the Company’s non-employee Directors for the fiscal year ended February 2, 2013:

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings	All Other Compensation	Total
Name	($) (1)	($) (2)	($)	($)	($)	($)	($)
Robert E. Campbell	26,500	97,538	0	0	0	0	124,038
Bill L. Fairfield	37,000	97,538	0	0	0	0	134,538
Bruce L. Hoberman	28,500	97,538	0	0	0	0	126,038
Michael E. Huss	26,500	97,538	0	0	0	0	124,038
John P. Peetz, III	32,500	97,538	0	0	0	0	130,038
James E. Shada	26,500	97,538	0	0	0	0	124,038

(1)
The amount shown is the amount earned during fiscal 2012 by the Company’s non-employee Directors, including an annual retainer paid in quarterly installments, fees paid for attending meetings, including conference calls, and quarterly fees for the Chairman of each committee.

(2)
Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC 718, Compensation-Stock Compensation.  The aggregate grant date fair value of non-vested shares granted to non-employee directors in fiscal 2012 was $585,225.  As of February 2, 2013, each director had the following number of options outstanding:  Mr. Campbell – none; Mr. Fairfield - none; Mr. Hoberman – none; Mr. Huss - none; Mr. Peetz – 5,080; and Mr. Shada - none.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, Directors, and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities.  Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 2012 have been complied with on a timely basis, except for one late Form 5 filing by Patricia K. Whisler.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment, and service being the principal competitive factors.  In order to compete and succeed, the Company believes that it must be able to attract, motivate, and retain highly qualified executives.  The Company emphasizes the promotion of store managers and other management personnel from within.  The Company’s compensation philosophy is that each member in a position to make the Company grow should be rewarded for growth and, as such, the compensation plan is intended to provide a relationship between the compensation earned by executive officers and the creation of value for stockholders.  The Company has a team philosophy, reflected by the facts that: (i) employees have always been referred to as “teammates” and (ii) performance goals upon which performance bonuses for executive officers are based are strategic goals for Company performance, not individual goals.

Elements of Executive Compensation

For fiscal 2012, the compensation program for all executive officers, including Mr. Dennis H. Nelson, who served as President and Chief Executive Officer, and Karen B. Rhoads, who served as Vice President of Finance and Chief Financial Officer, consisted of:

●	competitive base salary;
●	incentive cash bonus, based upon the actual performance of the Company;
●
benefits including a health and welfare plan, 401(k) plan, and supplemental non-qualified deferred compensation plan (to provide officers with a benefit comparable to that being currently provided to other employees under the 401(k) plan); and

●	shares of Restricted Stock (hereafter referred to as “Non-Vested Stock” in accordance with terminology used in Generally Accepted Accounting Principles (“GAAP”)).

The first three elements listed above are short-term in nature and designed to attract, motivate, and retain a talented executive team. Non-Vested Stock provides a long-term incentive designed to reward executives for the achievement of sustainable growth in stockholder value.  Non-Vested Stock was granted in accordance with the 2012 Management Incentive Plan, which was previously approved by stockholders.

Salary

Fiscal 2012 salaries for executive officers were set in January 2012 and were increased over salaries paid for fiscal 2011.  The salary amounts are reported in the Summary Compensation Table on page 16.  When establishing base salaries, the Compensation Committee considered factors such as the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual in prior years with the Company, and the number and availability of well qualified candidates to assume the individual’s role.  Base salary ranges are reviewed and re-established by the Compensation Committee annually.

Incentive Cash Bonus

The 2012 Management Incentive Plan, which was approved by stockholders at the Annual Meeting in 2012, in addition to creating a Bonus Pool as a cash incentive for executive officers, granted the Compensation Committee discretion to grant year-end cash incentives for extraordinary events as may be determined by the Compensation Committee.  No discretionary awards were made pursuant to that authority.

The Bonus Pool for fiscal 2012 included 8.0% of the increase in Same Store Sales (as defined in the Plan), 5.0% of the increase in Gross Margin (as defined in the Plan), and 15.0% of the increase in Pre-Bonus Net Income (as defined in the Plan). The base year amounts under the Plan are the immediately preceding fiscal year for Same Store Sales and the prior three-year rolling average for Gross Margin and Pre-Bonus Net Income.  For fiscal 2012, the Company achieved growth in each of the following three criteria:  Same Store Sales, Gross Margin, and Pre-Bonus Net Income. The Bonus Pool, computed in accordance with the 2012 Management Incentive Plan, was $7,118,117, which was allocated among the executive officers as disclosed in the Summary Compensation Table on page 16.

Management of the Company has identified both Same Store Sales and Gross Margin as key indicators of Company performance, and the Compensation Committee has determined that growth in both Same Store Sales and Gross Margin, as well as growth in Pre-Bonus Net Income (as defined) will likely translate to an increase in the share price of the Company’s stock, thereby aligning management’s focus with that of the Company’s stockholders.

Non-Vested Stock

Non-Vested Stock is currently the only long-term compensation component of the Company’s executive compensation program.  Beginning in 2005, for a variety of market and competitive reasons, the Compensation Committee started limiting the use of stock options as long-term incentive compensation and instead began making grants of Non-Vested Stock.  The Compensation Committee believes that the use of Non-Vested Stock brings a greater degree of predictability and stability to the long-term incentive component of the management compensation program and more closely aligns the interests of management with those of stockholders.

The Compensation Committee determines the number of shares of Non-Vested Stock to be granted to the President.  The Compensation Committee also determines the number of shares of Non-Vested Stock to be granted to the other executive officers after consultation with the President.  The objective is to align compensation with long-term stockholder return and create a compensation program that motivates management to focus both on immediate results and economic rewards and on creating sustainable, long-term enterprise value for the Company’s stockholders.

Each grant of Non-Vested Stock vests only upon achievement of performance goals and then in increments over a four-year period, commencing on the date the Compensation Committee certifies that the performance goals were achieved.  The Compensation Committee believes that a four-year vesting period motivates management to adopt a longer term perspective on Company performance while simultaneously developing a strong retention incentive for executive officers.

The Committee believes the performance goals further align management’s compensation with long-term stockholder returns.  The Company is seeking stockholder approval of performance goals for performance-based grants under the 2005 Restricted Stock Plan in Proposal 5.  The Company intends that performance-based Non-Vested Stock grants for executive officers comply with the requirements for qualifying performance-based compensation under Section 162(m) of the Internal Revenue Code.  For additional information, see Proposal 5, Proposal to Approve Performance-Based Awards Granted Pursuant to the Company’s 2005 Restricted Stock Plan.

Shares of Non-Vested Stock were granted pursuant to the 2005 Restricted Stock Plan as of January 29, 2012 and vest according to the terms of the 2012 Management Incentive Plan.  Those terms include a performance feature whereby one-half of the shares vest over four years if a 2.5% increase in Pre-Bonus Net Income is achieved and the other one-half vest over four years if a 6% increase in Pre-Bonus Net Income is achieved.  Shares granted for fiscal 2012 are disclosed in the Grants of Plan-Based Awards table shown on page 17.

The Company achieved both performance goals set for fiscal 2012, thus 100% of the shares granted to executive officers and others on January 29, 2012 are subject to vesting, with 20% of the shares vesting on March 25, 2013 upon certification by the Compensation Committee that the goals had been met, and the remaining shares scheduled to vest 20% on February 1, 2014 and 30% on each January 31, 2015 and January 30, 2016.

The Compensation Committee has considered the application of the Internal Revenue Code which disallows a public company’s deduction for top executive’s compensation in the excess of $1,000,000.  The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes.

Stock Options

There were no stock options granted in fiscal 2012 to any executive officer, employee, or director.

Employment Agreements

The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time.  Each fiscal year the named executive officers sign an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time.  Each executive officer listed in the summary compensation table receives a salary plus a cash incentive, based on growth in key performance categories, and Non-Vested Stock, as provided for in the 2012 Management Incentive Plan.  For fiscal 2012, the acknowledgments provided a base salary for each of these executive officers as follows:  Dennis H. Nelson $960,000, Karen B. Rhoads $320,000, Patricia K. Whisler $362,000, Brett P. Milkie $360,000, and Kari G. Smith $362,000.  For fiscal 2011 and 2010, bonus amounts were paid according to the 2011 Management Incentive Plan and the 2010 Management Incentive Plan, respectively.  (See “Report of the Compensation Committee.”)

Bonuses are payable before April 15 of the year following the year to which they relate and are contingent upon the employee being employed by the Company on the last day of the fiscal year for which the bonus was earned.  For purposes of computing bonuses for all executive officers identified in the Summary Compensation Table, "Profits" mean Pre-Bonus, Pre-Tax Net Income, excluding income on cash and investments and after deducting bonus draws.

Related Party Transactions

The total amount owed to the Company by the Hirschfeld Family Trust is $1,125,000 ($600,000 principal plus $525,000 of accrued interest).  The loans are repayable with interest at the rate of 5% per annum and are represented by promissory notes dated July 27, 1994, July 14, 1995, and July 16, 1996, and are secured pursuant to, and in accordance with, the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust’s right, title, and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld.  The 1996 loan completed the planned periodic premium payments due on the insurance policy, requiring no additional loans.

Dennis H. Nelson, President, Chief Executive Officer, and Director, is related to the following employees of the Company: son-in-law, Thomas B. Heacock, Treasurer and Corporate Controller; daughter, Christina N. Heacock, Director of Recruiting and Sales Support; and daughter, Carissa N. Crocker, Men’s Buyer. Karen B. Rhoads, Vice President of Finance, Chief Financial Officer, and Director, is related to the following employee of the Company: sister, Diane L. Applegate, Director of Merchandising Operations. For fiscal 2012, these four individuals received aggregate cash compensation from the Company in the amount of $857,344.

Other Compensation

The Compensation Committee does not believe that perquisites and other compensation and benefits should play a major role in the overall executive compensation program.  The Company’s executive officers are offered the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available Company-wide and through a more restricted (i.e. participation is limited to the Company’s President and other executive officers) non-qualified deferred compensation program, both of which include Company matching contributions.  The Compensation Committee views these deferral programs more as an individual retirement planning option for the employees and not as a long-term compensation program.  The amount of Company matching contributions for each named executive officer is reported in a footnote to the Summary Compensation Table.

The Company provided limited personal use of the Company’s airplane to the President and Chief Executive Officer.  The amount of this benefit is reported as a footnote to the Summary Compensation Table.

Potential Payments Upon Change in Control

The “Restricted Stock Agreement” pursuant to which Non-Vested Stock is issued under the Company’s 2005 Restricted Stock Plan contains provisions providing for the immediate vesting of all non-vested shares, for which performance goals have been achieved and certified, upon the occurrence of a Change in Control or in the event employment with the Company is terminated by Company for other than Good Cause or if the employee terminates his or her employment for Good Reason.

Generally a Change in Control is deemed to occur upon:

●
Any acquisition (other than by an employee benefit plan sponsored or maintained by the Company, or by Daniel Hirschfeld, or any member of his family) of 25% or more of the then outstanding voting securities of the Company, or 25% or more of the total value of all equity securities, if, at the time of such acquisition, Daniel Hirschfeld, members of his family, and his affiliates own less than 50% of the outstanding voting securities of the Company or less than 50% of the total value of all equity securities of the Company;.

●
If individuals who, as of the effective date of each Plan, constitute the Board of Directors of the Company, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of the current members or their successors, cease for any reason to constitute at least a majority of the Board of Directors; or

●
Approval by the stockholders of the Company of a merger, reorganization, or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock of the Company immediately before the merger, reorganization, or consolidation, do not, after such merger, reorganization, or consolidation, beneficially own, directly or indirectly, more than 60% of respectively, the then outstanding Common Shares and the combined voting power other than outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such merger, reorganization, or consolidation, or approval by the stockholders of a liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company.

Generally, pursuant to the restricted stock agreements, “Good Cause” includes:

●	dishonesty, intentional breach of fiduciary obligation, or intentional wrongdoing or malfeasance;
●	conviction of a criminal violation involving fraud or dishonesty; or
●	material breach of the terms of any agreement between the employee and the Company.

Generally, pursuant to these agreements, “Good Reason” is deemed to exist when there is a:

●	significant reduction in the scope of the employee’s authority;
●	reduction in the participant’s rate of base pay;
●	the Company changes the principal location in which employee is required to perform services; or
●
the Company terminates or amends any incentive plan or retirement plan that, when considered in the aggregate with any substitute plan or plans, the incentive plans and retirement plans fail to provide employee with the level of benefits equivalent to at least 90% of the value of the level of benefits provided in the aggregate by the plans existing at the date of the Change in Control.

If a Change in Control were to take place as of February 2, 2013, or if the executives were to be terminated without Good Cause or resigned for Good Reason at such date, the estimated benefits that would be provided are as follows:

Name	Maximum Value of Accelerated Vesting of Stock Options	Maximum Value of Accelerated Vesting of Non-Vested Shares	Total
Dennis H. Nelson	0	7,407,225	7,407,225
Karen B. Rhoads	0	1,234,538	1,234,538
Patricia K. Whisler	0	1,234,538	1,234,538
Brett P. Milkie	0	1,234,538	1,234,538
Kari G. Smith	0	1,234,538	1,234,538

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table summarizes the total compensation paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer, Chief Financial Officer, and each of the three next most highly compensated executive officers of the Company for the fiscal year ended February 2, 2013:

SUMMARY COMPENSATION TABLE

Name and		Salary	Bonus	Stock Awards	Option Awards	Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred compensation Earnings	All Other Compensation	Total
Principal Position	Year	($)	($) (2)	($) (3)	($)	($)	($)	($) (1)	($)
Dennis H. Nelson	2012	960,000	3,401,728	3,901,500	0	0	0	273,502	8,536,730
President	2011	950,000	5,228,163	3,203,100	0	0	0	190,681	9,571,944
and CEO	2010	925,000	2,805,377	1,278,900	0	0	0	263,020	5,272,297

Karen B. Rhoads	2012	320,000	680,346	650,250	0	0	0	43,089	1,693,685
Vice President of	2011	308,000	1,045,633	533,850	0	0	0	22,381	1,909,864
Finance and CFO	2010	290,000	561,075	213,150	0	0	0	32,311	1,096,536

Patricia K. Whisler	2012	362,000	680,346	650,250	0	0	0	44,137	1,736,733
Vice President of	2011	350,000	1,045,633	533,850	0	0	0	27,340	1,956,823
Women’s Merchandising	2010	335,000	561,075	213,150	0	0	0	37,336	1,146,561

Brett P. Milkie	2012	360,000	680,346	650,250	0	0	0	44,081	1,734,677
Vice President of	2011	347,500	1,045,633	533,850	0	0	0	27,247	1,954,230
Leasing	2010	325,000	561,075	213,150	0	0	0	37,029	1,136,254

Kari G. Smith	2012	362,000	680,346	650,250	0	0	0	43,390	1,735,986
Vice President of	2011	347,500	1,045,633	533,850	0	0	0	26,579	1,953,562
Sales	2010	325,000	561,075	213,150	0	0	0	36,574	1,135,799

(1)
Fiscal 2012 amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan year ended December 31, 2012, net of match forfeitures resulting from ACP testing.  The Company matched 50% of the employees' deferrals not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations.  These amounts also include the Company’s matching contribution into The Buckle, Inc. Deferred Compensation Plan, covering the executive officers for the plan year ended December 31, 2012.  The Company matched 45% of each officer’s deferrals, except for the President whose match was 60% of deferrals, not exceeding 6% of gross earnings.  For fiscal 2012, Other Compensation for Dennis H. Nelson includes $45,771 of value added to earnings for personal usage of the Company’s airplanes.

(2)
The executive officers’ bonuses for fiscal 2012 were calculated based upon the Company’s 2012 Management Incentive Plan, as approved at the 2012 Annual Meeting of Stockholders.  (See “Report of the Compensation Committee”)

(3)
Reflects the grant date fair value of performance-based shares that achieved their performance goals for Fiscal 2012, as established in the Company’s 2012 Management Incentive Plan for vesting of shares granted. Such value is computed in accordance with FASB ASC 718, Compensation-Stock Compensation, see Note J in the Notes to Financial Statements included in the Company’s Annual Report on Form 10-K.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth, as to our named executive officers, information concerning Non-Vested Stock granted during the fiscal year ended February 2, 2013:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or	All Other Option Awards; Number of Securities Underlying	Exercise or Base Price of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/SH)
Dennis H. Nelson	1/29/2012	0	0	0	0	0	0	90,000	0	N/A
Karen B. Rhoads	1/29/2012	0	0	0	0	0	0	15,000	0	N/A
Patricia K. Whisler	1/29/2012	0	0	0	0	0	0	15,000	0	N/A
Brett P. Milkie	1/29/2012	0	0	0	0	0	0	15,000	0	N/A
Kari G. Smith	1/29/2012	0	0	0	0	0	0	15,000	0	N/A

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth outstanding stock option awards classified as exercisable or unexercisable for each of the Company’s named executive officers as of February 2, 2013 and the number of shares of Non-Vested Stock that have not vested as of February 2, 2013 and the market value of those shares as of that date:

	Option Award					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plans Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)
Dennis H. Nelson	0	0	0	N/A	N/A	157,500	7,407,225	0	0
Karen B. Rhoads	0	0	0	N/A	N/A	26,250	1,234,538	0	0
Patricia K. Whisler	0	0	0	N/A	N/A	26,250	1,234,538	0	0
Brett P. Milkie	0	0	0	N/A	N/A	26,250	1,234,538	0	0
Kari G. Smith	0	0	0	N/A	N/A	26,250	1,234,538	0	0

There have been no stock options granted to executive officers since fiscal 2004, and, as of February 2, 2013, all stock options granted to the named executive officers were vested and fully exercised, resulting in no reported exercisable or unexercisable options in the above chart.  The shares of Non-Vested Stock vest over a 4 year period with 20% vesting upon certification of achievement of performance goals and 20% vesting at the following fiscal year-end, followed by 30% vesting at each of the next two fiscal year-ends.  For fiscal 2012, the Company achieved both of the performance goals, enabling all of the grants to vest according to the terms of the Plan.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth stock options exercised and Non-Vested Stock acquired on vesting, for each of the Company’s named executive officers, during the fiscal year ended February 2, 2013, and the value realized upon exercise and vesting of the options and shares, respectively:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Dennis H. Nelson	210,992	9,955,539	76,500	3,620,115
Karen B. Rhoads	0	0	12,750	603,353
Patricia K. Whisler	77,542	3,710,505	12,750	603,353
Brett P. Milkie	0	0	12,750	603,353
Kari G. Smith	7,872	361,295	12,750	603,353

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth earnings, distributions, and balances for each of the named executive officers under the Company’s non-qualified deferred compensation plan for the fiscal year ended February 2, 2013:

	Executive Contributions Last FY	Registrant Contributions Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($) (1)	($) (1) (2)	($) (3)	($)	($)
Dennis H. Nelson	371,417	220,856	577	0	4,250,512
Karen B. Rhoads	81,952	36,214	93,096	0	711,393
Patricia K. Whisler	84,475	37,262	143,074	0	959,478
Brett P. Milkie	168,681	37,206	173,930	0	1,546,652
Kari G. Smith	84,473	37,261	98,945	0	688,558

(1)	Amounts have been reported as compensation in the Summary Compensation Table.
(2)	Consists of amounts earned for the plan year ended December 31, 2012, but not credited to the participant’s account until paid in fiscal 2013.
(3)	Amounts not included in the Summary Compensation Table, as they do not represent above-market or preferential earnings on compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis which appears in this proxy statement under the captions “Compensation Discussion and Analysis” and “Executive Compensation and Other Information” and is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that such Compensation Discussion and Analysis be included in this proxy statement.

John P. Peetz, III, Chairman	Robert E. Campbell	Bill L. Fairfield
Bruce L. Hoberman	Michael E. Huss	James E. Shada

Proposal 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended February 2, 2013 and January 28, 2012, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.  Subject to stockholder ratification, the Audit Committee has re-appointed the firm of Deloitte & Touche LLP, an independent registered public accounting firm, as independent registered public accountants to audit the financial statements of the Company for the fiscal year ended February 1, 2014.  Deloitte & Touche LLP has served as the independent auditors of the Company since December 1990.

Aggregate fees billed to the Company for services rendered were $532,092 and $527,725 for the years ended February 2, 2013 and January 28, 2012, respectively, and were composed of the following:

Audit Fees
The aggregate fees and expenses billed for the audit of the Company’s annual financial statements for the fiscal years ended February 2, 2013 and January 28, 2012, for services related to the audit of the company’s internal control over financial reporting, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years were $382,500 and $382,500, respectively.

Audit-Related Fees
The aggregate fees billed for audit-related services for the fiscal years ended February 2, 2013 and January 28, 2012 were $26,000 and $26,200, respectively.  These fees relate to the audit of the Company’s 401(k) Plan for the plan years ended January 31, 2012 and 2011, as well as services provided in connection with certain SEC filings for fiscal 2012 and fiscal 2011.

Tax Fees
The aggregate fees billed for tax services for the fiscal years ended February 2, 2013 and January 28, 2012 were $123,592 and $119,025, respectively. These fees relate to services provided for the preparation of state and federal income tax returns and research on tax related matters. During fiscal 2011, the fees also included services in connection with corporate restructuring.

All Other Fees
The aggregate fees for services not included above were $0 and $0, respectively, for the fiscal years February 2, 2013 and January 28, 2012.

One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Approval of this proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting.  Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 2, THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal 3

PROPOSAL TO APPROVE THE COMPANY’S 2013 MANAGEMENT INCENTIVE PLAN

The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain, and motivate key employees.  Accordingly, the Compensation Committee of the Board of Directors has reviewed the Company’s executive incentive compensation program and recommends that the Company’s stockholders approve the 2013 Management Incentive Plan (the “2013 Incentive Plan”).  In order for payment of certain incentive awards to be deductible under the current Internal Revenue Code (the “Code’), such awards must be paid under a plan like the 2013 Incentive Plan, which has been approved by the stockholders.  The 2013 Incentive Plan is set forth in Exhibit “A” to this proxy statement.

The following discussion is qualified in its entirety by reference to the text of the 2013 Incentive Plan.

Background

The 2013 Incentive Plan is modeled after the 2012 Management Incentive Plan approved by the stockholders of the Company at the Annual Meeting held in 2012 (the “2012 Incentive Plan”).  The 2012 Incentive Plan was designed to motivate the Company’s key employees to improve stockholder value by linking a portion of their compensation to the Company’s financial performance.  The 2012 Incentive Plan was a one-year plan.  The 2013 Incentive Plan is also a one-year plan.

The goals of the Compensation Committee with regard to cash compensation have been and continue to be:

●	to establish base salaries at a competitive level;
●	to establish a cash bonus program that rewards exceptional performance;
●	to eliminate cash bonuses based upon participation in the first dollar of profits; and
●	to eliminate an automatic and mathematical bonus in the event that the Company’s performance does not at least equal performance for the immediately preceding fiscal year.

Description of the Incentive Plan

The 2013 Incentive Plan is administered by the Compensation Committee of the Board of Directors.  The Compensation Committee must be comprised solely of Directors who are “Directors” as defined in Section 162(m) of the Code.  The 2013 Incentive Plan encompasses two types of incentives:

●	an annual Cash Award; and
●	an annual grant of Non-Vested Stock pursuant to the 2005 Restricted Stock Plan.

The Committee’s powers include authority, within the limitations set forth in the 2013 Incentive Plan, to:

●	select the persons to be granted Cash Awards and Shares of Non-Vested Stock;
●	determine the time when Cash Awards and Non-Vested Stock will be granted;
●	determine whether objectives and conditions for earning Cash Awards and Non-Vested Stock have been met;
●	determine whether payment of Cash Awards and Non-Vested Stock will be made at the end of an award period or deferred; and
●	approve discretionary year-end cash incentives for extraordinary events.

Any employee of the Company whose performance the Compensation Committee determines can have a significant effect on the success of the Company - designated a Key Employee by the Plan - will be granted annual incentive Cash Awards under the 2013 Incentive Plan.  Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the 2013 Incentive Plan during its term.  However, it is anticipated that eight persons will receive Cash Awards for fiscal 2013 under the 2013 Incentive Plan.

The 2013 Incentive Plan includes the creation of a Bonus Pool as a cash incentive for executives.  This Bonus Pool will be calculated based upon dollars of growth in key performance categories compared to the Base Year Amounts, multiplied by the applicable percentage amounts as outlined in the plan, multiplied by a factor determined by the growth in Pre-Bonus Net Income (the “Pre-Bonus Net Income Factor”), and multiplied by a factor determined by the growth in Gross Margin (the “Margin Factor”) (see Exhibit A).  The applicable percentage amounts for the 2013 Incentive Plan include 8.0% of the increase in Same Store Sales, 5.0% of the increase in Gross Margin, and 15.0% of the increase in Pre-Bonus Net Income.  The Base Year Amounts are determined using the immediately preceding fiscal year for Same Store Sales and the prior three-year rolling average for Gross Margin and Pre-Bonus Net Income, with each year receiving equal weighting.  The Same Store Sales and Pre-Bonus Net Income Factors are 0.90 of the increase in each Same Store Sales and Pre-Bonus Net Income based on increases in Pre-bonus Net Income from 0% to 9.99%; 0.85 of the growth in Same Store Sales and Pre-Bonus Net Income based on increases in Pre-bonus Net Income of at least 10.0% and up to 14.99%; 0.70 of growth in Same Store Sales and Pre-Bonus Net Income based on increases in Pre-bonus Net Income of at least 15.0% and up to 19.99%; 0.64 of the growth in Same Store Sales and Pre-Bonus Net Income based on increases in Pre-bonus Net Income of at least 20.0% and up to 39.99%; and 0.55 for growth in Same Store Sales and Pre-Bonus Net Income of 40% or greater.  The Margin Factor is 0.90 for growth in Gross Margin up to 9.99%; 0.85 for growth in Gross Margin of at least 10.0% and up to 14.99%; 0.80 for growth in Gross Margin of at least 15.0% and up to 19.99%; 0.70 for growth in Gross Margin of at least 20.0% and up to 39.99%; and 0.64 for growth in Gross Margin of 40% or greater.  Bonus Pool Awards pursuant to the 2013 Incentive Plan will be in addition to base salaries.

Salaries

Base salaries for fiscal 2013 for the executive officers included in the Summary Compensation Table are as follows:

Name	Base Salary
Dennis H. Nelson	988,800
Karen B. Rhoads	345,000
Patricia K. Whisler	374,000
Brett P. Milkie	372,000
Kari G. Smith	374,000

Cash Awards

Each participant in the 2013 Incentive Plan shall receive a Cash Award equal to 100% of the participant’s share of the Bonus Pool.  The President’s share of the Bonus Pool is 40 points or approximately 48% of the allocated points, and the share of each other participant in the Bonus Pool shall be determined by the President prior to the first day of each plan year (or immediately upon adoption of the Plan).

No Cash Award payment for the year may be made to an executive until the Company’s Same Store Sales, Gross Margin, and Pre-Bonus Net Income for the year are certified by the Compensation Committee.  A Participant shall not be entitled to receive payment of an Award unless such participant is still in the employ of the Company on the last day of the fiscal year for which the Cash Award is earned.

Non-Vested Stock

Non-Vested Stock was granted, subject to stockholder approval, to participants pursuant to the 2005 Restricted Stock Plan as of February 3, 2013.  Shares awarded under the Plan will vest according to performance objectives whereby one-half of the shares granted will vest over four years if a 2.0% increase in fiscal 2013 Pre-Bonus Net Income is achieved, and the second half of the shares granted will vest over four years if a 5.0% increase in fiscal 2013 Pre-Bonus Net Income is achieved.  Upon the Compensation Committee’s certification of the achievement of the performance results, 20% of the Non-Vested Stock Shares would vest immediately, with 20% vesting on January 31, 2015, 30% on January 30, 2016, and 30% in January 28, 2017.  The participant must remain in the employ of the Company on the vesting date in order to become vested in the shares.

Amendments

The Committee may amend the 2013 Incentive Plan from time to time, provided that no amendment to the 2013 Incentive Plan shall be effective unless approved by the Company’s stockholders, to the extent that such stockholder approval is required under Section 162(m) of the Code with respect to awards which are intended to qualify under that Section.

New Plan Benefits

No Cash Awards have been granted under the 2013 Incentive Plan, and it is not determinable what Cash Awards will be received by any employee under the 2013 Incentive Plan.  However, the following table provides information concerning the Cash Award and shares of Non-Vested Stock that would have been received by each of the following persons and groups for the last completed fiscal year had the 2013 Incentive Plan been in effect:

Name and Position	Cash Award	Non-Vested Stock
Dennis H. Nelson, President and CEO	3,401,728	90,000
Karen B. Rhoads, Vice President of Finance and CFO	680,346	15,000
Patricia K. Whisler, Vice President of Women’s Merchandising	680,346	15,000
Brett P. Milkie, Vice President of Leasing	680,346	15,000
Kari G. Smith Vice President of Sales	680,346	15,000
All Executive Officers (8 persons)	7,118,117	180,000
Non-Executive Officer Directors (0 persons)	0	0

Approval of this proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting.  Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPANY’S 2013 MANAGEMENT INCENTIVE PLAN.

Proposal 4

PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED
2005 RESTRICTED STOCK PLAN

On March 25, 2013, the Compensation Committee and the Board of Directors of the Company approved amendments to the Company’s 2005 Restricted Stock Plan (the “2005 Restricted Stock Plan”) and the incorporation of such amendments into the Amended and Restated 2005 Restricted Stock Plan (the “Amended Stock Plan”), subject to approval by the stockholders at the 2013 Annual Meeting.  The 2005 Restricted Stock Plan was originally adopted by the Compensation Committee and the Board of Directors on February 10, 2005 and was originally approved by stockholders on June 2, 2005.  It was amended by the Compensation Committee and the Board of Directors in January 2006, January 2007, February 2010, and January 2012 as approved by stockholders in June 2006, May 2007, June 2010, and June 2012.  The Amended Stock Plan contains the following material changes from the 2005 Restricted Stock Plan:

1.
an increase in the number of shares of common stock that may be issued under the Amended Stock Plan of 800,000 shares, for a total number of shares of common stock reserved for issuance under the Amended Stock Plan of an aggregate of 3,000,000 shares;

2.
for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” (i) approval of a limit on awards of 125,000 shares per person, per year for purposes of compliance with Section 162(m), and (ii) reapproval of existing Performance Criteria upon which Performance Goals may be based with respect to performance awards under the Amended Stock Plan; and

3.	other clarifying changes for ease of administration and conformity with applicable law.

If this Proposal 4 is approved by stockholders, the Amended Stock Plan will become effective upon the date of the 2013 Annual Meeting.  This will permit the Compensation Committee to establish the Performance Goals for the Performance Period, based on one or more of the Performance Criteria in the Amended Plan, without stockholder approval of the Performance Goals.  In the event that stockholders do not approve this Proposal 4, the Amended Stock Plan will not become effective and the 2005 Restricted Stock Plan will continue in its current form.

Approval of the Amended Stock Plan by stockholders will also constitute reapproval of terms and conditions set forth therein that will permit the Company to grant performance-based awards under the Amended Stock Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.  Section 162(m) of the Code denies any deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation.  We believe it is in the best interests of the Company and its stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code.  For the grant of the awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to performance-based awards that may be granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested).  These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the Amended Stock Plan, which includes terms regarding eligibility for awards, per-person limits on awards, and business criteria for performance awards granted under the Amended Stock Plan (as described in the summary below).

Description of the Amended and Restated 2005 Restricted Stock Plan

The following summary of the material provisions of the Amended Stock Plan, as proposed to be approved by stockholders is qualified in its entirety by reference to the complete text of the Amended Stock Plan, which is attached as Exhibit “B” to this proxy statement and incorporated by reference into this proposal. We encourage you to review the entire Amended Stock Plan before casting your vote on the proposal.

The Amended Stock Plan is administered by the Compensation Committee of the Board of Directors, which Committee is composed of Directors who are not eligible to participate in the Amended Stock Plan and who qualify as "non-employee Directors" as contemplated by Rule 16(b)(3) adopted by the Securities and Exchange Commission and as "outside Directors" under Section 162(m) of the Internal Revenue Code.  The Compensation Committee has authority under the Amended Stock Plan to grant awards of Non-Vested Stock.  Non-employee Directors are not eligible to receive awards under the Amended Stock Plan.

A total of 3,000,000 shares of Common Stock are reserved for issuance under the Amended Stock Plan.  There is a per-person limit of 125,000 shares of Non-Vested Stock that may be issued to any Participant in any one year.  Shares subject to the Amended Stock Plan are authorized but unissued shares.  Shares re-acquired by the Company are returned to the status of authorized but unissued shares pursuant to the Business Corporation Act of Nebraska.

The provisions governing the disposition of specific awards granted under the Amended Stock Plan in the event of the retirement, disability, death, or other termination of employment of the Participant, as well as the restrictions and vesting requirements with respect to shares will be determined by the Compensation Committee at the time such awards are granted.  The Amended Stock Plan provides that the Compensation Committee can take certain actions to protect Participants' rights in the event of a change in control of the Company.  Non-Vested Stock shares are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code.

The Amended Stock Plan grants the Compensation Committee the ability to qualify grants of Non-Vested Stock as Qualified Performance Based Compensation.  “Qualified Performance Based Compensation” means compensation that is intended to qualify as “Qualified Performance Based Compensation” as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”).  In making grants of Non-Vested Stock as Qualified Performance Based Compensation, the Compensation Committee is granted the authority under the Amended Stock Plan to determine and select the Performance Criteria and the applicable Performance Period and to establish Performance Goals, without stockholder approval of the Performance Goals.  The Amended Stock Plan provides that Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after any of the following: interest, taxes, depreciation and amortization, and certain other expenses), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Performance Periods may be one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and payment of, a Performance Based Award.

The Compensation Committee may amend or terminate the Amended Stock Plan.  However, no such amendment or termination may impair any shares previously awarded under the Plan.  Stockholder approval is required for any amendment (i) which must be approved by stockholders under applicable law or the rules of any stock exchange on which shares of the Common Stock are traded, or (ii) which must be approved by stockholders in order to maintain the qualifications of the Amended Stock Plan under Section 162(m) of the Internal Revenue Code.

Stock awarded pursuant to the Amended Stock Plan will be taxed at the earlier of vesting or removal of restriction of sale or transfer.  Generally, no income will be realized by the employee at the time the shares are granted, except by individual voluntary election filed with the Internal Revenue Service.  When the shares vest, ordinary income in an amount equal to the fair market value of the shares will be realized.  The holding period to determine whether at disposition any appreciation (or depreciation) is treated as short-term or long-term capital gain or loss will begin on the date of vesting.  The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee in the year that such income becomes taxable.

Reasons for Amendments

As discussed above in “Compensation Discussion and Analysis,” the Compensation Committee and the Board of Directors believe the use of Non-Vested Stock helps in aligning the interests of management with those of stockholders. As modified by the proposed amendments, the Amended Stock Plan will enable the Company to further its eligibility to deduct for federal income tax purposes certain performance-based awards of Non-Vested Stock that may be granted to named executive officers in accordance with Section 162(m). If the Amended Stock Plan is approved, which approval also will constitute approval of the 125,000 share limit and reapproval of the Performance Criteria, the Company will be permitted to make performance-based awards of Non-Vested Stock for a period of five years without seeking additional approval from the Company’s stockholders.

At the Annual Meeting of Stockholders held on June 1, 2012, stockholders approved an amendment to the 2005 Restricted Stock Plan increasing the available shares to 2,200,000 and extending the term of the plan for two years, through fiscal 2014. The total number of non-vested shares issued under the plan through February 2, 2013 was 1,647,760, net of forfeitures. As of February 3, 2013, 240,900 shares of non-vested stock were granted, leaving 311,340 shares available for future grants.  Therefore, in order to fulfill grants for future fiscal years, it will be necessary to increase the number of shares available for issuance.  The Board of Directors recommends that an additional 800,000 shares of Common Stock be added to the Amended Stock Plan, which the Board of Directors believes will provide sufficient shares to allow grants for five years, covering fiscal years 2013 through 2017.

New Plan Benefits

No determination has been made with respect to the future recipients of awards of Non-Vested Stock under the Amended Stock Plan, and it is not possible to specify the names or positions of persons to whom awards will be granted, or the number of shares to be covered by such awards, within the limitations of the Amended Stock Plan. However, as required by SEC rules, the table that follows shows the number and dollar value benefit of all awards granted under the existing 2005 Restricted Stock Plan during fiscal 2012 to (i) each of our named executive officers, (ii) all current executive officers as a group, (iii) all non-employee directors as a group, and (iv) all employees who are not executive officers as a group.  In addition, Non-Vested Stock was granted, subject to stockholder approval, for fiscal 2013 as described in Proposal 5 below.

Name and Position	Dollar Value(1)	Number of Shares
Dennis H. Nelson, President and CEO	3,901,500	90,000
Karen B. Rhoads, Vice President of Finance and CFO	650,250	15,000
Patricia K. Whisler, Vice President of Women’s Merchandising	650,250	15,000
Brett P. Milkie, Vice President of Leasing	650,250	15,000
Kari G. Smith Vice President of Sales	650,250	15,000
All Executive Officers	7,716,300	178,000
All Non-Employee Directors	0	0
All Non-Executive Officer Employees	2,557,650	59,000

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC 718, Compensation-Stock Compensation.

Equity Compensation Plan Information

The following table summarizes, as of February 2, 2013, information about compensation plans under which our equity securities are authorized for issuance. The Company does not have any equity compensation plans that were not approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	42,808	$1.79	1,226,017

Total	42,808	$1.79	1,226,017

Stockholder Action

The Board of Directors believes that the Amended Stock Plan is appropriate and consistent with the Company’s objectives of attracting and retaining executives of outstanding competence and aligning their interests with those of the stockholders of the Company.  Accordingly, the Board believes that approval of the amendment is in the best interest of the Company and its stockholders.

Approval of this proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting.  Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 2005 RESTRICTED STOCK PLAN.

Proposal 5

PROPOSAL TO APPROVE PERFORMANCE-BASED AWARDS GRANTED PURSUANT TO THE COMPANY’S 2005 RESTRICTED STOCK PLAN

On January 23, 2013, the Compensation Committee approved grants of Non-Vested Stock to certain executive officers of the Company for the fiscal year beginning February 3, 2013, pursuant to the 2005 Restricted Stock Plan  as follows:

Name	Number of Non-Vested Shares
Dennis H. Nelson	90,000
Karen B. Rhoads	15,000
Patricia K. Whisler	15,000
Brett P. Milkie	15,000
Kari G. Smith	15,000

The shares of Non-Vested Stock were granted subject to performance objectives that require that the Company’s fiscal 2013 Pre-Bonus Net Income increase at least 2.0% above fiscal 2012 Pre-Bonus Net Income for one-half of the shares of Non-Vested Stock to be vested; and increase 5.0% above fiscal 2012 Pre-Bonus Net Income for the second half of the shares of Non-Vested Stock to be vested.  The grant of Non-Vested Stock provides that if the performance target is met, the Non-Vested Stock will vest 20% upon the Compensation Committee’s certification of the performance results, 20% on January 31, 2015, 30% on January 30, 2016, and 30% on January 28, 2017.  The participant must remain in the employ of the Company on the vesting date in order to become vested in the shares.

You are being asked to approve the terms of the performance goals.  This approval is required under the Internal Revenue Code and Internal Revenue Service Regulations (the “Code”) in order to preserve the Company’s federal income tax deduction with respect to the grant of these Non-Vested Shares.

Purpose of Proposal

As discussed in the Report of the Compensation Committee in this proxy statement, the Company generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable.  Section 162(m) of the Code sets limits on the Company’s federal income tax deduction for compensation paid in any taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest-compensated executive officers whose compensation is reported in the Summary Compensation Table of the proxy statement.  “Qualified Performance Based Compensation”, which can include compensation from stock options, cash awards, and certain grants of Non-Vested Stock, is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met.  One of the conditions is stockholder approval of the material terms of the performance goals under which the compensation is paid.

Non-Vested Stock granted by the Compensation Committee on February 3, 2013 was subject to the condition that the stockholders approve the performance objectives.

Material Terms of the Performance Objectives

Under the terms of the grant of Non-Vested Stock, performance objectives apply to fiscal 2013, requiring Pre-Bonus Net Income for the fiscal year to increase at least 2.0% and 5.0% over the Pre-Bonus Net Income for the prior fiscal year before each one-half of the Non-Vested Stock vests.  Non-Vested Stock was granted to each executive officer.

Approval of this proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting.  Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 5, THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR APPROVAL OF THE PERFORMANCE-BASED AWARDS GRANTED PURSUANT TO THE COMPANY’S 2005 RESTRICTED STOCK PLAN.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of six members of the Board, each of whom is independent of the Company and its management, as defined by the New York Stock Exchange listing standards.

The Company’s Board of Directors has adopted a charter for the Audit Committee that specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.  A copy of the Audit Committee Charter is also available free of charge on the Company’s website, www.buckle.com, or upon written request to: Corporate Secretary, The Buckle, Inc., P.O. Box 1480, Kearney, NE  68848.

The Audit Committee has reviewed and discussed the Company’s February 2, 2013 audited financial statements with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.  The Audit Committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol. 1 AU Section 380, Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200-T.

The Audit Committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by the PCAOB Ethics and Independence Rule 3526 (communicating with Audit Committees concerning independence) and has discussed with Deloitte & Touche LLP their independence from the Company.  The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Deloitte & Touche LLP.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the February 2, 2013 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 2, 2013 to be filed with the Securities and Exchange Commission.

This report was submitted by the Audit Committee of the Board, which during the fiscal year ended February 2, 2013 was comprised of:

Bill L. Fairfield, Chairman	Robert E. Campbell	Bruce L. Hoberman
Michael E. Huss	John P. Peetz, III	James E. Shada

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting.  However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

PROPOSALS FOR 2014 ANNUAL MEETING

Although the date for the Annual Stockholders' meeting to be held in 2014 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which stockholders’ proposals must be received by the Company in order to be included in next year's proxy statement.  According to those rules, a stockholder's proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 2013.

By Order of the Board of Directors

Kyle L. Hanson, Secretary

April 19, 2013

EXHIBIT A
THE BUCKLE, INC.
2013 MANAGEMENT INCENTIVE PLAN

1.	PURPOSES

The purpose of The Buckle, Inc. 2013 Management Incentive Plan is to reward the Company’s Executive Officers for increasing stockholder value by creating a bonus program that assures (on average) that increases in executive compensation will mirror increases in stockholder value.

2.	DEFINITIONS

A.	“Applicable Percentage Amounts” means 8.0% of the Increase in Same Store Sales; 5.0% of the Increase in Margin; and 15.0% of the Increase in Pre-Bonus Net Income.

B.
“Base Year” means the immediately preceding fiscal year with regard to Same Store Sales and the rolling average for the immediately preceding three (3) fiscal years with regard to Margin and Pre-Bonus Net Income; for purposes of computing the rolling average each year shall be weighted equally.

C.
“Bonus Pool” means the amount calculated each Plan Year comprised of the total of the Applicable Percentage Amounts multiplied by the Same Store Sales Factor, the Pre-Bonus Net Income Factor (for the Applicable Percentage amount of the Increase in Pre-Bonus and Pre-Tax Net Income) and the Margin Factor (for the Applicable Percentage Amount of the Increase in Margin).

D.	“Cash Award” means any cash incentive payment made under the Plan.

E.	“Code” means the Internal Revenue Code of 1986, as amended.

F.
“Committee” means the Compensation Committee of The Buckle, Inc.’s Board of Directors, or such other committee designated by that Board of Directors.  The Committee shall be comprised solely of Directors who are “Directors” as defined in Section 162(m) of the Code.

G.	“Company” means The Buckle, Inc. and its subsidiary.

H.	“Executive Officers” means the officers of the Company designated as executive officers in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission.

I.	“GAAP” means generally accepted accounting principles consistently applied.

J.
“Increase” means the amount by which the Company’s Same Store Sales, Margin, and Pre-Bonus Net Income in the current Plan Year exceed the Base Year amounts for Same Store Sales, Margin, and Pre-Bonus Net Income, respectively.

K.	“Margin” means gross sales less the cost of sales (including buying, occupancy, and distribution expenses) determined in accordance with GAAP, excluding accrued bonus expense.

L.	“Margin Factor” means the factor set forth below with respect to the Increase in Margin.

Increase in Margin	Margin Factor
0% to 9.99%	0.90
10.00% to 14.99%	0.85
15.00% to 19.99%	0.80
20.00% to 39.99%	0.70
> 40%	0.64

M.	“Participant” means any individual to whom an Award is granted under the Plan.

N.	“Plan” means this Plan, which shall be known as The Buckle, Inc. 2013 Management Incentive Plan.

O.	“Plan Year” means a fiscal year of the Company.

P.
“Pre-Bonus Net Income” means the Company’s net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes.  Net income from operations does not include earnings on cash and investments or other income.

Q.	“Pre-Bonus Net Income Factor” means the factor set forth below with respect to Increase in Pre-Bonus Net Income.

Increase in Pre-Bonus Net Income	Pre-Bonus Net Income Factor
0% to 9.99%	0.90
10.00% to 14.99%	0.85
15.00% to 19.99%	0.70
20.00% to 39.99%	0.64
> 40%	0.55

R.	“Non-Vested Stock” means shares of the Company’s Common Stock granted pursuant to the Company’s 2005 Restricted Stock Plan.

S.
“Same Store Sales” means gross sales from stores open at least twelve (12) months, including the online store sales, but excluding closed stores. The same store sales increase will be applied by the same factors as the “Pre-Bonus Net Income Factor” as set forth above.

3.	ADMINISTRATION

A.	The Plan shall be administered by the Committee. The Committee shall have the authority to:

(i)	interpret and determine all questions of policy and expediency pertaining to the Plan;

(ii)	adopt such rules, regulations, agreements, and instruments as it deems necessary for its proper administration;

(iii)	grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

(iv)	accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

(v)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, or any Award notice;

(vi)	take any and all actions it deems necessary or advisable for the proper administration of the Plan;

(vii)	adopt such Plan procedures, regulations, sub-plans, and the like as it deems are necessary to enable Executive Officers to receive Awards; and

(viii)
amend the Plan at any time and from time to time, provided however than no amendment to the Plan shall be effective unless approved by the Company’s stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

4.	ELIGIBILITY

All Executive Officers are eligible to become a Participant in the Plan.

5.	CASH AWARDS

A.
Each Participant in the Plan shall receive a Cash Award calculated to be equal to 100% of the Participant’s share of the Bonus Pool.  The President’s share of the Bonus Pool shall be 40 points, which is approximately 48% of the allocated points, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year.

B.
Executives may be eligible for a discretionary year-end cash incentive for extraordinary events, such as mergers or acquisitions, as may be determined by the Compensation Committee of the Board of Directors in its discretion.

C.
No payment of a Cash Award for the year may be made to an Executive until the Company’s Same Store Sales, Margin, and Pre-Bonus Net Income for the year are certified by the Committee.  A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of the Company on the last day of the fiscal year for which the Cash Award is earned.

D.	The Company shall withhold all applicable federal, state, local, and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Cash Award.

6.	NON-VESTED STOCK

Participants will be granted shares of Non-Vested Stock pursuant to the 2005 Restricted Stock Plan.  Shares of Non-Vested Stock shall be granted to the Executive Officers as follows:

Name	Number of Non-Vested Shares
Dennis H. Nelson	90,000
Karen B. Rhoads	15,000
Patricia K. Whisler	15,000
Brett P. Milkie	15,000
Kari G. Smith	15,000

Shares awarded under the 2005 Restricted Stock Plan will vest according to a performance feature whereby one-half of the Shares granted will vest over four years if a 2.0% increase in fiscal 2013 Pre-Bonus Net Income is achieved; and the second half of the Shares granted will vest over four years if a 5.0% increase in fiscal 2013 Pre-Bonus Net Income is achieved.  Upon the Compensation Committee’s certification that each performance goal has been reached, 20% of the Non-Vested Stock Shares will vest immediately, with 20% vesting on January 31, 2015, 30% on January 30, 2016, and 30% on January 28, 2017.  The Participant must remain in the employ of the Company on those dates to have the Non-Vested Stock shares vest.  Each share of Non-Vested Stock shall be subject to the terms of a Non-Vested Stock Agreement between the Company and the Participant, which Agreement shall contain such other provisions as determined by the Committee.

7.	GENERAL

A.
The Restricted Stock Plan became effective as of February 10, 2005, subject to stockholder approval at the 2005 annual meeting of the Company’s stockholders and was amended by stockholders at the 2006, 2007, 2010, and 2012 annual meetings of the Company’s stockholders. Subject to stockholder approval at its 2013 Annual Meeting, the Plan is being amended and restated to (1) increase the number of shares authorized for grant, (2) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, for approval of award limits for purposes of compliance with Section 162(m) and reapproval of existing performance criteria upon which performance goals may be based with respect to performance awards under this Plan, (3) to extend the term of the plan for fiscal years 2013 through 2017, and (4) for other clarifying changes for ease of administration and compliance with applicable law.

B.
Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution.  No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

C.
Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company.  Further, the adoption of the Plan shall not be deemed to give any Executive Officer or other individual the right to be selected as a Participant or to be granted an Award.

D.	To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater that the rights of an unsecured creditor of the Company.

E.	The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska.

EXHIBIT B

THE BUCKLE, INC.
AMENDED AND RESTATED 2005 RESTRICTED STOCK PLAN

1.	PURPOSES; Effectiveness of the Plan.

The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees and officers, upon whose judgment, initiative, and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

This Plan amends and restates in its entirety the 2005 Restricted Stock Plan that was approved by the Committee on February 10, 2005 and adopted by the Company’s stockholders on June 2, 2005, as the same has been amended prior to the effective date hereof.

This Plan will become effective on the date of its adoption by the Committee, provided this Plan is approved by the stockholders of the Company within twelve (12) months before or after that date.  If this Plan is not so approved by the stockholders of the Company within such period of time, any agreements entered into under this Plan, and any issuances of Stock thereunder, will be rescinded and will be void.  This Plan will remain in effect until it is terminated by the Committee under Section 9 hereof.  This Plan will be governed by, and construed in accordance with, the laws of the State of Nebraska.

2.	CERTAIN DEFINITIONS

Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any agreements entered into pursuant to this Plan:

(a)	“1933 Act” means the federal Securities Act of 1933, as amended;

(b)	“1934 Act” means the federal Securities Exchange Act of 1934, as amended;

(c)	“Board” means the Board of Directors of the Company;

(d)
“Code” means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Committee and as subsequently amended), or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise;

(e)	“Committee” means the Compensation Committee of the Company, which shall be comprised of two or more Disinterested Directors, appointed by the Board, to administer and interpret this Plan;

(f)	“Company” means The Buckle, Inc., a Nebraska corporation;

(g)
“Disinterested Director” means a member of the Board who is a “non-employee director” as defined in Rule 16b-3 promulgated under the 1934 Act and an “outside director” as defined under Section 162(m) of the Code;

(h)	“Eligible Participants” means persons who, at a particular time, are employees or officers of the Company or its Subsidiaries;

(i)	“Holder” means an Eligible Participant to whom any Restricted Stock is issued hereunder, and any permitted transferee thereof pursuant to a Transfer authorized under this Plan;

(j)
“Performance Based Award” means an Award granted to selected Covered Employees pursuant to Section 6 and Section 7.  All Performance Based Awards are intended to qualify as Qualified Performance Based Compensation.

(k)
“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following:  net earnings (either before or after any of the following:  interest, taxes, depreciation and amortization, and certain other expenses), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(l)
“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulation, accounting principles, or business conditions.

(m)
“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Based Award;

(n)	“Plan” means this Amended and Restated 2005 Restricted Stock Plan of the Company;

(o)	“Purchase Price” means the price per share at which an Eligible Participant may purchase Restricted Stock hereunder, pursuant to a Restricted Stock Agreement, which price may be zero;

(p)	“Qualified Performance Based Compensation” means any compensation that is intended to qualify as “qualified performance based compensation” as described in Section 162(m)(4)(C) of the Code.

(q)	“Restricted Stock” means Stock issued or issuable by the Company pursuant to this Plan;

(r)	“Restricted Stock Agreement” means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Restricted Stock hereunder;

(s)	“Stock” means shares of the Company's Common Stock, $.01 par value;

(t)	“Subsidiary” has the same meaning as “Subsidiary Corporation” as defined in Section 424(f) of the Code;

(u)
“Termination Event” means, with respect to any Holder of Restricted Stock, any event that results in such Holder no longer being an Eligible Participant hereunder for any reason whatsoever (whether by reason of such Holder's death, disability, voluntary resignation, involuntary termination, or any other reason).

(v)
“Transfer,” with respect to Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Restricted Stock, including without limitation an assignment for the benefit of creditors of the Holder, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a qualified domestic relations order, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse under which a part or all of the shares of Restricted Stock are transferred or awarded to the spouse of the Holder or are required to be sold; or a transfer resulting from the filing by the Holder of a petition for relief, or the filing of an involuntary petition against such Holder, under the bankruptcy laws of the United States or of any other nation.

3.	ELIGIBILITY

The Company may issue Restricted Stock under this Plan only to persons who are Eligible Participants as of the time of such issuance.
4.	ADMINISTRATION

(a)	Committee. The Committee will administer this Plan.

(b)
Authority and Discretion of Committee.  The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Articles of Incorporation, Bylaws and this Plan:

(i)
to select and approve the persons to whom Restricted Stock will be issued under this Plan from among the Eligible Participants, including the number of shares of Restricted Stock so issued to each such person; and

(ii)
to determine the Purchase Price of Restricted Stock issued under this Plan, which may be zero, the period or periods of time during which the Company will have a right to repurchase such Restricted Stock and the terms and conditions of such repurchase, and other matters to be determined by the Committee in connection with specific issuances of Restricted Stock and Restricted Stock Agreements as provided in this Plan; and

(iii)
to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan.

(c)
Limitation on Authority.  Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to approve the issuance of Restricted Stock to any of its members, whether or not approved by the Board.

(d)
Restricted Stock Agreements.  Restricted Stock will be issued hereunder only upon the execution and delivery of a Restricted Stock Agreement by the Holder and a duly authorized officer of the Company.  Restricted Stock will not be deemed issued merely upon the authorization of such issuance by the Committee.

5.	SHARES RESERVED FOR RESTRICTED STOCK; MAXIMUM AWARD

(a)
Restricted Stock Pool.  The aggregate number of shares of Restricted Stock that may be issued pursuant to this Plan will not exceed Three Million (3,000,000) (the “Restricted Stock Pool”), provided that such number will be increased by the number of shares of Restricted Stock that the Company subsequently may reacquire through repurchase or otherwise.

(b)
Adjustments Upon Changes in Stock.  In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Restricted Stock in the Restricted Stock Pool that may be issued pursuant to this Plan; (ii) the maximum number of shares of Restricted Stock that may be issued to any one Eligible Participant pursuant to Section 5(c) of this Plan; (iii) the exercise price of any rights of repurchase or of first refusal under this Plan; and (iv) other rights and matters determined on a per share basis under this Plan or any Restricted Stock Agreement hereunder.  Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan.  If there is any other change in the number or kind of the outstanding shares of Stock of the Company, or of any other security into which that Stock has been changed or for which it has been exchanged, and if the Committee, in its sole discretion, determines that this change requires any adjustment in the restrictions on Transfer, rights of repurchase, or rights of first refusal in Restricted Stock then subject to this Plan, such an adjustment will be made in accordance with the determination of the Committee.  No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of Stock.  Notwithstanding the foregoing, unless the Committee determines otherwise, in no event shall a Performance Based Award that is intended to qualify as Qualified Performance Based Compensation be adjusted pursuant to this Section 5(b) to the extent such adjustment would cause such Performance Based Award to fail to qualify as Qualified Performance Based Compensation.

(c)
Maximum Award.  Subject to Section 5(b) above, and notwithstanding any provision contained in this Plan to the contrary, the maximum number of shares of Restricted Stock that may be issued to any one Eligible Participant under this Plan for any fiscal year shall be 125,000 shares.

6.	TERMS OF RESTRICTED STOCK AGREEMENTS

Each issuance of Restricted Stock pursuant to this Plan will be evidenced by a Restricted Stock Agreement between the Company and the Eligible Participant to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan.  Each Restricted Stock Agreement will specify the Purchase Price with respect to the Restricted Stock to be sold to the Holder thereunder, to be fixed by the Committee in its discretion, which Purchase Price may be zero.  The Purchase Price will be payable to the Company in United States dollars in cash or by check, or such other legal consideration as may be approved by the Committee, in its discretion.  Without limiting the foregoing, each Restricted Stock Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

(a)
Covenants of Holder.  Nothing contained in this Plan, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Holder any right with respect to the continuation of his or her status as an employee of the Company, and its Subsidiaries.

(b)	Vesting Periods, Company Repurchase Right

(i)
Vesting.  Except as otherwise provided herein, each Restricted Stock Agreement may specify the period or periods of time within which the Restricted Stock issued thereunder may be repurchased by the Company or its assignee (the “Vesting Period”) as set forth in this Section 6(b).  Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(ii)
Scope of Repurchase Right.  Upon the occurrence of any Termination Event with respect to any Holder of Restricted Stock, the Company will have an assignable right (but not an obligation), to repurchase any Unvested shares of Restricted Stock owned by such Holder at the time of such Termination Event for a repurchase price per share equal to the Holder's original cost per share, subject to appropriate adjustment pursuant to section 5(b), which repurchase price will be zero if the purchase price was zero.

(iii)
Mechanics and Notice.  Within thirty (30) days after any such Termination Event, the Holder of any Unvested Restricted Stock will provide to the Company a notice of the occurrence of such Termination Event.  Within ninety (90) days of the receipt of such notice, the Company will exercise its right, if at all, by informing the Holder in writing of the Company's intention to do so, and specifying a closing date within such ninety (90) day period.  The Unvested Stock will be repurchased at the Company's principal executive offices on that date.  The repurchase price will be paid in cash or cancellation of indebtedness (if any) at that time.  If the Company (or its assignee ) fails to exercise its purchase rights as provided under this Section 6(b), then at the end of the ninety (90) day period referred to herein, all Unvested Restricted Stock of the Holder immediately will become Vested Restricted Stock for all purposes hereunder.

(c)	Restrictions on Transfer of Restricted Stock

(i)
General Rule on Permissible Transfer of Restricted Stock.  Unvested Restricted Stock may not be transferred.  Vested Restricted Stock may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by the Restricted Stock Agreement or by applicable state or federal securities laws and set forth below, and subject to certain undertakings of the transferee (subsection 6(c)(iii)).  All Transfers of Restricted Stock not meeting the conditions set forth in this Section 6(c) are expressly prohibited.

(ii)
Effect of Prohibited Transfer.  Any prohibited Transfer of Restricted Stock is void and of no effect.  Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 6(c), or exercise any other legal or equitable remedy.

(iii)
Required Undertaking.  Any Transfer that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company's rights under a Restricted Stock Purchase Agreement and this Plan are adequately protected with respect to the Restricted Stock so Transferred.  Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan, and of the applicable Restricted Stock Agreement, as if the transferee were the original Holder of such Restricted Stock.

(iv)
Escrow.  To facilitate the enforcement of the restrictions on Transfer set forth in this Plan, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by Holder and Holder's spouse (if required for transfer), to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan.  The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any right of repurchase or of first refusal under this Plan or under a Restricted Stock Agreement.  Each Holder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable.  The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto.  The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

(d)	Additional Restrictions on Transfer. By accepting Restricted Stock under this Plan, the Holder will be deemed to represent, warrant and agree as follows:

(i)	Applicable Laws. The Holder understands that each Transfer of the Restricted Stock requires full compliance with the provisions of all applicable laws.

(ii)
Investment Intent.  Unless a registration statement is in effect with respect to the sale and issuance of the Restricted Stock to the Holder hereunder: (1) the Holder is purchasing the Restricted Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Restricted Stock; and (3) Holder has no present intention of disposing of the Restricted Stock at any particular time.

(e)
Compliance with Law.  Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition.  The Company will not be required to register or qualify Restricted Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be issued Restricted Stock hereunder prior to such issuance.

(f)
Stock Certificates.  Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions.  The Company may place a “stop transfer” order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this Section 6(f) have been complied with.

(g)
Lock-Up.  To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

(h)
Notices.  Any notice to be given to the Company under the terms of a Restricted Stock Agreement will be addressed to the Company at its principal executive office, Attn: Corporation Secretary, or at such other address as the Company may designate in writing.  Any notice to be given to a Holder will be addressed to the Holder at the address provided to the Company by the Holder.  Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

(i)
Other Provisions.  The Restricted Stock Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

7.	PERFORMANCE BASED AWARDS

(a)
Purpose.  The purpose of this Section 7 is to provide the Committee the ability to qualify grants of Restricted Stock as Qualified Performance Based Compensation.  If the Committee, in its discretion, decides to grant a Performance Based Award to a Covered Employee, the provisions of this Section 7 shall control over any contrary provision contained in the Plan.

(b)
Applicability.  This Section 7 shall apply only to those Covered Employees selected by the Committee to receive Performance Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive a Performance Based Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

(c)
Procedures with Respect to Performance Based Awards.  To the extent necessary to comply with the Qualified Performance Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Performance Based Award granted under this Plan which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Performance Based Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Performance Based Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)
Payment of Performance Based Awards.  Unless otherwise provided in the applicable Restricted Stock Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance Based Award for such Performance Period becomes vested.  Furthermore, a Participant shall become vested pursuant to a Performance Based Award for a Performance Period only if the Performance Goals for such period are achieved.  In determining the amount earned under a Performance Based Award, the Committee may reduce or eliminate (but not increase) the amount of the Performance Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e)
Limitation on Discretion.  In no event shall any discretionary authority granted to the Committee under this Plan be used to:  (i) grant Performance Based Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Criteria; or (ii) increase a Performance Based Award for any Eligible Participant above the maximum amount permitted  under Section 5(c)

(f)
Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

8.	PROCEEDS FROM SALE OF STOCK

Cash proceeds from the sale of shares of Restricted Stock, if any, issued from time to time pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

9.	AMENDMENT AND DISCONTINUANCE

The Committee may amend, suspend or discontinue this Plan at any time or from time to time; provided that no such action of the Committee shall alter or impair any rights previously granted to Holders under the Plan without the consent of such affected Holders (or their successors or assignees).

10.	GENERAL PROVISIONS

(a)
No Rights to Awards.  No Eligible Participant or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Participants, Participants or other persons uniformly.

(b)
Withholding.  The Company shall have the authority and the right to deduct or withhold, or require an Eligible Participant or Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan.  The Committee may in its discretion and in satisfaction of the foregoing requirement allow an Eligible Participant or Holder to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a fair market value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six (6) months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(c)
Indemnification.  To the extend allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold them harmless.

(d)	Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(e)
Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(f)
Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down is appropriate.

(g)
Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the 1934 Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the 1934 Act (including any amendment to Rule 16b-3 of the 1934 Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

11.	COPIES OF PLAN

A copy of this Plan will be delivered to each Holder at or before the time he or she executes a Restricted Stock Agreement.

Date Plan Adopted by the Committee:  March 25, 2013

Date Plan Adopted by Stockholders:  May 31, 2013